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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 3 to Registration Statement on Form S-4 (No. 333-29415) of ICO, Inc. of our report dated September 22, 1997 appearing in Amendment No. 1 to the Current Report on Form 8-K dated July 21, 1997. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse SpA has not prepared or certified such "Selected Historical Financial Data."


PRICE WATERHOUSE SpA
/s/ LUIGI MANELLI
Luigi Manelli
(Partner)


October 6, 1997